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                                                                   EXHIBIT 10.59



                                December 10, 1996





David A. Laws
IMP, Inc.
2830 North First Street
San Jose, CA 95134

         NEW COMPENSATION ARRANGMENT
         ---------------------------

Dear Dave:

         After discussions with you and among the Compensation Committee, I am pleased to offer you the following compensation arrangement:

         1. In the event that you are employed by either IMP, Inc. (the "Company") or a Board-approved spinout of the Company on June 1, 1997, you will receive a $250,000 bonus.

         2. In the event that you successfully consummate a Board-approved spinout before June 1, 1997, you will receive a $250,000 bonus, and the June 1, 1997 bonus set forth in 1. above will no longer be payable to you.

         3. In the event you are terminated without "cause" by the Company or are "constructively terminated," you will receive six months salary and benefits as severance.

         4. Your equity incentives and vesting set forth in Exhibit A to the minutes of the February 15, 1995 Board of Directors' meeting remain unchanged, as do the cash bonus incentives based on corporate performance. In addition to the above-referenced vesting provisions, if a "corporate transaction" is consummated, and you are terminated without cause by the surviving entity or are constructively terminated within six months after the closing of the corporate transaction, the vesting for all of your options accelerate, provided, that if in the opinion of the auditors for either the acquiror or the Company, such acceleration would preclude pooling-of-interests accounting treatment, then such acceleration shall not occur.

         5. In the event of a corporate transaction, the monetary incentives shall be applicable to the surviving entity in the acquisition.

         6. Salary shall be based on the higher of $3,847 per week ($200,044 per annum), which is your current rate, or your then-current salary. The severance payments for 3. shall be made over normal payroll periods. The bonus payment under either 1. or 2. shall be made in one lump sum at the next payroll date.



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         7. "Cause" shall mean any of the following: (i) conviction for any crime involving fraud, moral turpitude or any felony, (ii) intentional or reckless conduct or conduct constituting gross negligence materially harmful to the Company's business and affairs, including pursuant to a violation of any non-competition or confidentiality agreement; provided that poor performance in the achievement of job objectives shall not constitute "Cause," nor shall termination for death or any disability.

         8. "Constructive termination" shall mean your voluntary resignation following (i) a change in your position with the Company that materially reduces your level of responsibility, (ii) a reduction of greater than 5% in your current level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) or
(iii) a relocation of your principal place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without your consent.

         9. A "corporate transaction" shall mean one of the following stockholder-approved transactions:

                  (A) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

                  (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

                  (C) any reverse merger in which the Company is the surviving entity but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary,




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                                      * * *

         If the foregoing accurately sets forth your understanding of your compensation arrangement, please indicate your acceptance by signing below and returning the executed copy to Bob Crossley.




                                        Sincerely,

                                        /s/ Peter D. Olson

                                        Peter D. Olson
                                        On Behalf of the IMP, Inc.
                                        Compensation Committee

ACCEPTED AND AGREED


/s/ David A. Laws
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David A. Laws